UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/20/2011

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Fort Washington Executive Center
600 Office Center Drive
Fort Washington, PA 19034
(Address of principal executive offices, including zip code)

215 706 5300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 20, 2011, Joseph M. Redling, Chairman and Chief Executive Officer, and the Company entered into an amendment (the "Amendment") to the Employment Agreement, dated August 6, 2007, as amended (the "Employment Agreement"). Except as provided below, all other terms of Mr. Redling's Employment Agreement remain in effect. The Employment Agreement provides for an initial term that ends on September 30, 2011, followed by automatic one-year renewal terms unless either party provides notice of non-renewal at least three months prior to the then current term. In lieu of an automatic renewal, the Company and Mr. Redling entered into the Amendment, which provides for a one year renewal of the Employment Agreement from September 30, 2011 to September 30, 2012, and makes the following changes to the terms of the Employment Agreement:

* Elimination of Guaranteed Bonus. The Employment Agreement provided for an annual bonus of no less than 100% of Mr. Redling's salary through September 30, 2011. The Amendment eliminates the guaranteed bonus retroactive to January 1, 2011. As a result, Mr. Redling's annual bonus for the fiscal year ending December 31, 2011 is solely dependent upon the achievement of performance goals established by the Compensation Committee of the Board of Directors.

* Reduction of Required Maximum Bonus. The Employment Agreement provided that Mr. Redling would be eligible to receive an annual bonus of up to 150% of salary. The Amendment reduces this amount to 100% of salary, which is the maximum amount achievable under his 2011 performance bonus.

* Elimination of Housing Allowance. The Employment Agreement provided for a housing allowance through September 30, 2011. The Amendment eliminates the housing allowance effective as of the date of the Amendment.

On July 20, 2011, the Compensation Committee of the Board of Directors approved grants of options to purchase common stock (the "Options") and shares of restricted common stock (the "Restricted Shares") to Mr. Redling and to David D. Clark, Chief Financial Officer. Mr. Redling received 250,000 Options and 26,100 Restricted Shares. Mr. Clark received 25,000 Options and 7,800 Restricted Shares. The Options have an exercise price of $14.37 per share, which is equal to the closing stock price on the date of grant, and an expiration date of July 20, 2018. Both the Options and the Restricted Shares granted to Messrs. Redling and Clark will vest in 25% tranches on each of the first four anniversaries of the date of grant, provided that the executive is employed by the Company on each vesting date. In the event of a change of control, the executive shall become 100% vested in the Options and Restricted Shares.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.    Description

10.1               Fourth Amendment, dated as of July 20, 2011 to the Employment Agreement, dated August 6, 2007, as amended, between Nutrisystem, Inc. and Joseph M. Redling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: July 26, 2011	By:	/s/ David D. Clark
David D. Clark
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Fourth Amendment, dated as of July 20, 2011 to the Employment Agreement, dated August 6, 2007, as amended, between Nutrisystem, Inc. and Joseph M. Redling.